EXHIBIT 23.C

                INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of El Paso Energy Corporation on Form
S-8 of our report dated February 8, 2000, appearing in the Current Report on Form 8-K of El Paso Energy Corporation dated March 10, 2000.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 18, 2000